EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION
ADM/CHS, LLC	Delaware

Advanced Energy Fuels, LLC	Nebraska

Ag States Agency, LLC	Minnesota

Impact Risk Funding Inc., PCC, a subsidiary of Ag States Agency, LLC	Washington DC

Ag States Reinsurance Co., IC, a subsidiary of Impact Risk Funding Inc.	Washington DC

Ag States Agency of Montana, Inc.	Montana

Allied Agronomy, LLC	North Dakota

Battle Creek/CHS, LLC	Delaware

Cenex Ag, Inc.	Delaware

Cenex Pipeline, LLC	Minnesota

Central Montana Propane, LLC	Montana

Central Plains Ag Services LLC	Minnesota

Central Plains Grain, LLC	Minnesota

CHS Canada, Inc.	Ontario, Canada

CHS de Argentina	Argentina

CHS do Brasil Ltda.	Brazil

CHS Australia Trading Pty. Ltd.	New S. Whales, Australia

CHS Energy Canada, Inc.	Alberta

CHS Holdings, Inc.	Minnesota

CHS Inc. de Mexico	Mexico

CHSIH SARL	Zug, Switzerland

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION

CHS Europe SA, a subsidiary of CHSIH SA	Zug, Switzerland

CHSINC Iberica SL, a subsidiary of CHS Europe, SA	Barcelona, Spain

CHS Ukraine, LLC, a subsidiary of CHS Europe SA and CHSIH SA	Kyiv, Ukraine

CHS Vostok, LLC, a subsidiary of CHS Europe SA	Russia

Omega Terminal, SA, a subsidiary of CHS Europe SA	Switzerland

Oregana Co., Ltd., a subsidiary of CHS Europe SA	Republic of Cyprus

Agromarket Export Krasnodar, a subsidiary of Oregana Co., Ltd.	Russian Federation

Agromarket Servis LLC, a subsidiary of Agromarket Export Krasnodar	Russian Federation

Agromarket, LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Andali Operacoes Industriais S.A., a subsidiary of CHS do Brasil Ltda.	Brazil

Atman Comercio de Produtos, a subsidiary of CHS do Brasil Ltda.	Brazil

CHS Agritrade Bulgaria Ltd., a subsidiary of CHS Europe SA	Bulgaria

CHS Agritrade Hungary Ltd., a subsidiary of CHS Europe SA	Hungary

CHS Bermuda GP, a subsidiary of CHS Europe SA	Bermuda

RosAgroInvest LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Serseris Holdings Limited, a subsidiary of CHS Europe, SA	Republic of Cyprus

Global Agri, a subsidiary of Serseris Holdings Limited	Odessa, Ukraine

CHS Hong Kong Limited, a subsidiary of CHSIH SA	Hong Kong

CHS (Shanghai) Trading Co., LTD, a subsidiary of CHS Hong Kong LTD	China

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION
CHS Industries Ltd. (f/k/a Solbar Industries Ltd.), a subsidiary of CHS Europe SA	Israel

CHS Israel Protein Foods Ltd (f/k/a Solbar Hatzor Ltd.), a subsidiary of CHS Industries Ltd.	Israel

CHS Korea, LLC	South Korea

CHS Pacific Private Limited (f/k/a Solbar Pacific Limited), a subsidiary of CHS Industries Ltd.	Republic of Singapore

CHS Serbia D.O.O. Novi Sad, a subsidiary of CHS Industries Ltd.	Serbia

CHS Singapore Trading Company PTE. LTD.	Republic of Singapore

CHS South Sioux City, Inc. (f/k/a Solbar USA, Inc.)	Delaware

CHS-Brush, Inc.	Colorado

CHS-Chokio	Minnesota

CHS-Corsica	South Dakota

CHS-Elkton	South Dakota

CHS-Fairdale	North Dakota

CHS-Farmco, Inc.	Kansas

CHS-FUCOC	Minnesota

CHS-GC, Inc.	Colorado

CHS-Hinton, Inc.	Oklahoma

CHS-LCC Co-op	Wisconsin

CHS-Holdrege, Inc.	Nebraska

CHS-Hamilton	Michigan

CHS-M&M, Inc.	Colorado

CHS-Mitchell	South Dakota

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION
CHS-Napoleon	North Dakota

CHS-New Salem	North Dakota

CHS-Oklee	Minnesota

CHS-Shipman, Inc.	Illinois

CHS-SLE Land, LLC	Louisiana

CHS-St. John, Inc.	Washington

CHS-SWMN	Minnesota

CHS-Walla Walla, Inc.	Kansas

CHS-Wallace County, Inc.	Washington

CHS-White Lake	South Dakota

CHS-Winger	Minnesota

Circle Land Management, Inc.	Minnesota

CHS Capital, LLC	Minnesota

Cofina Funding, LLC, a subsidiary of CHS Capital, LLC	Delaware

CHS Capital ProFund LLC, a subsidiary of CHS Capital, LLC	Minnesota

Colorado Retail Ventures Services, LLC	Colorado

Cooperative Agronomy Services	South Dakota

Cornerstone Ag, LLC	Delaware

Country Hedging, Inc.	Delaware

CZL Ltd.	Japan

Dakota Agronomy Partners, LLC	North Dakota

Dakota Quality Grain Cooperative LLC	Minnesota

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION
Energy Partners, LLC	Montana

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

Genetic Marketing Group, LLC	Washington

Green Bay Terminal Corporation	Wisconsin

Horizon Milling, LLC	Delaware

Horizon Milling G.P.	Ontario, Canada

Imperial Valley Terminal, LLC	Illinois

Latty Grain Ltd	Ohio

Midwest Ag Supplements, LLC	Minnesota

Millennium Seeds USA, LLC	Delaware

Morgan County Investors, LLC	Colorado

Mountain Country, LLC	Idaho

M Tárház Raktározási és Szolgáltató Korlátolt Felelosségu Társaság	Hungary

National Cooperative Refinery Association (NCRA)	Kansas

Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas

Norick Risk Funding Concepts, LLC	Minnesota

Northwest Iowa Agronomy, LLC	Iowa

PGG/HSC Feed Company, LLC	Oregon

PLC Insurance Agency, Inc.	Minnesota

Quality Farm and Ranch Center, LLC	Colorado

Red Rock Cooperative Association	South Dakota

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION
Russell Consulting Group, LLC	Nebraska

S.C. CHS Agritrade Romania SRL, a subsidiary of CHS Europe SA	Romania

S.C. Silotrans S.R.L.	Romania

S.C. Soyaplus S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

S.C. Transporter S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

Solbar Europe BV, a subsidiary of CHS Israel Protein Foods Ltd	The Netherlands

Solbar Ningbo Food Co., Ltd. (changing to CHS Ningbo Food Co., Ltd.), a subsidiary of CHS Pacific Private Limited	China

CHS de Paraguay SRL, a subsidiary of CHS Singapore Trading Company PTE. LTD.	Paraguay

Southwest Crop Nutrients, LLC	Kansas

S.P.E. CHS Plant Extracts Ltd. (f/k/a S.P.E. Solbar Plant Extracts Ltd.), a subsidiary of CHS Industries Ltd.	Israel

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

TEMCO, LLC	Delaware

The Farmers Elevator Company of Lowder	Illinois

The Purchasing Group, LLC	Colorado

United Country Brands LLC	Delaware

Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware

Ventura Foods, LLC	Delaware

Wabash Valley Grain, LLC	Indiana

Watertown Crop Nutrients LLC	South Dakota

Western Feed, LLC	Minnesota

SUBSIDIARY	STATE OF INCORPORATION/ ORGANIZATION

Whitesville Crop Nutrients LLC	Indiana

WHYHAP Properties, LLC	Colorado